                                      AGREEMENT
                                         AND
                         AMENDMENT NO. 1 TO LICENSE AGREEMENT
                               DATED FEBRUARY 10, 1997


    This Agreement and Amendment No. 1 to License Agreement dated as of February 10, 1997 (the "Agreement") is made effective as of the 10th day of February, 1997 by and between ALZA Corporation ("ALZA") and Therapeutic Discovery Corporation ("TDC").

                                       RECITALS

    WHEREAS, ALZA and TDC have entered into that certain Development Agreement dated as of March 10, 1993 (the "Development Contract") pursuant to which ALZA performs research and development activities on behalf of TDC directed toward the development of pharmaceutical products; and

    WHEREAS, under the terms of the Development Contract, ALZA has performed research and development activities on behalf of TDC directed toward the development of a product, referred to by the parties as "TDC-4", for the delivery of hydromorphone by means of ALZA's OROS-Registered
Trademark- technology (the "Licensed Product"); and

    WHEREAS, ALZA and TDC have entered into that certain License Option Agreement dated as of March 10, 1993 (the "Option Agreement") pursuant to which TDC granted ALZA an option to license any product accepted by TDC for development under the Development Contract on a product-by-product and country-by-country basis; and

    WHEREAS, ALZA exercised its option to license the Licensed Product on a worldwide basis effective as of February 10, 1997 and entered into a License Agreement dated as of February 10, 1997 (the "Product License Agreement"), in the form required under the Option Agreement, to memorialize ALZA's license of the Licensed Product; and

    WHEREAS, ALZA has entered into an agreement with Knoll Pharmaceutical Company and its parent Knoll AG (collectively, "Knoll") for the continued development and worldwide commercialization of the Licensed Product; and

    WHEREAS, ALZA and TDC desire to amend the Product License Agreement to reflect the agreement of the parties with respect to certain payments to be made by ALZA to TDC under the Product License Agreement and to memorialize certain other arrangements between the parties.

    NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, ALZA and TDC hereby agree as follows:

    1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Product License Agreement.

    2. AMENDMENTS TO SECTION 3.1 OF THE PRODUCT LICENSE AGREEMENT. The first sentence of Section 3.1 of the Product License Agreement is hereby deleted in its entirety and the following substituted therefor:

         3.1 PAYMENTS. In consideration of the grant of the license, ALZA shall pay TDC royalties with respect to the Licensed Product as follows:

              (a) up to a maximum of 5% of Net Sales of the Licensed Product in the Territory determined as follows: 2% of such Net Sales, plus an additional 0.1% of such Net Sales for each full one million dollars of Development Costs of the Licensed Product paid by TDC; plus

              (b) up to a maximum of 50% of Sublicensing Revenues in respect of sales of the Licensed Product in the Territory determined as follows: 20% of such Sublicensing Revenues, plus an additional 1% of such Sublicensing Revenues for each full one million dollars of Development Costs of the Licensed Product paid by TDC.

    3. EXCLUSIONS FROM SPECIAL ROYALTY PAYMENTS AND SUBLICENSING REVENUES. ALZA and TDC hereby agree that, for purposes of the Product License Agreement, the payments due to ALZA from Knoll in the first quarter of 1997 with respect to the Licensed Product shall not be included within the definition of Special Royalty Payments or Sublicensing Revenues with respect to the Licensed Product.

    4. LICENSED PRODUCT CLINICAL SUPPLIES. The parties acknowledge that substantial clinical supplies and other materials have been acquired by ALZA in connection with the development of the Licensed Product and paid for by TDC under the Development Contract. Certain of those supplies and other materials are expected to be utilized by Knoll in the ongoing development of the Licensed Product. TDC hereby grants to ALZA, and ALZA hereby accepts, the right to use (i) all clinical supplies of the Licensed Product which have been manufactured as of the date hereof under the Development Contract, and
(ii) all materials, goods and services (including supplies of hydromorphone, placebos and comparator drugs to be used in clinical studies) which have been purchased or manufactured for use under the development program for the Licensed Product pursuant to the Development Contract (collectively, the "Supplies"). TDC grants ALZA the right to use, and ALZA accepts, the Supplies on an "AS-IS" and "WHERE-IS" basis. TDC EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE SUPPLIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         5. MISCELLANEOUS. Except as otherwise expressly provided herein, the terms of the Product License Agreement shall remain in full force and effect. This Agreement may not be amended except by a writing signed by both parties. This Agreement shall be governed by the laws of the State of California as applied to residents of that state entering into contracts to be performed in that state. The headings set forth at the beginning of the various sections of this Agreement are for reference and convenience and shall not affect the meanings of the provisions of this Agreement.

    IN WITNESS WHEREOF, ALZA and TDC have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives.

ALZA Corporation                  Therapeutic Discovery Corporation

By: /s/ Bruce C. Cozadd           By: /s/ Gary L. Neil
   -----------------------------     ---------------------------------------
    Bruce C. Cozadd                    Gary L. Neil
    Senior Vice President and          President and Chief Executive Officer
    Chief Financial Officer